Exhibit 10.1

EXECUTION COPY

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT (this “Amendment”) to the Agreement and Plan of Merger, dated March 13, 2008, by and among Allion Healthcare, Inc., Biomed Healthcare, Inc., Biomed America, Inc. and Parallex LLC (the “Agreement”) is made and entered into this 20th day of April, 2009, by and among Allion Healthcare, Inc., a Delaware corporation (“Parent”), Biomed Healthcare, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Parallex LLC, a Delaware limited liability company (the “Owner”), Raymond A. Mirra, Jr., in his capacity as the Stockholders’ Representative (the “Stockholders’ Representative”), and Raymond A. Mirra, Jr., in his capacity as an individual (“Mirra”).

W I T N E S S E T H:

WHEREAS, as a condition and inducement to Parent’s and Merger Sub's willingness to enter into this Amendment, each of Jennifer Hoefner and Peter Sartini have entered into Restrictive Covenant Agreements, dated April 3, 2009, with Merger Sub and certain other subsidiaries of Parent (copies of which are attached hereto as Exhibit 1 through Exhibit 2); and

WHEREAS, Parent, Merger Sub and the Owner desire to clarify and amend certain provisions of the Agreement, as hereinafter more particularly set forth, and the Stockholders’ Representative and Mirra desire to acknowledge and agree to be bound by such clarifications and amendments;

           NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Parent, Merger Sub, the Owner, the Stockholders’ Representative and Mirra agree as follows:

AGREEMENT

1. Escrow Release.  Upon the execution of this Amendment by the Owner, the Stockholders’ Representative and Mirra, and delivery of such executed Amendment to Parent and Merger Sub, Parent and the Stockholders’ Representative will execute a joint written instruction to the Escrow Agent (a copy of which is attached hereto as Exhibit 3), advising the Escrow Agent to disburse the balance of the Escrow Funds (as defined in the Escrow Agreement) to the Stockholders in accordance with the Stockholder Allocation Schedule (as defined in the Escrow Agreement) as currently in effect.  Parent and the Stockholders’ Representative agree to deliver the joint written instruction to the Escrow Agent promptly following its execution.

2. Indemnification.  Notwithstanding anything in the Agreement to the contrary, any payments required to be made pursuant to Section 12.02 of the Agreement shall be made by the Owner in cash in an amount equal to any Losses (subject to the limitations set forth in Sections 12.05(b) and 12.05(c) of the Agreement), of which the Owner may choose to pay up to fifty-five percent (55%) in Parent Common Stock, with the monetary value of such Parent Common Stock being determined based on the ten (10)-day average of the closing price of Parent’s Common Stock at the time of payment of the indemnity claim.

3. Mirra Indemnification Agreement.  Mirra acknowledges and agrees that the revisions set forth in this Amendment with respect to indemnification under the Agreement shall also apply to Mirra’s indemnification obligations under the Indemnification Agreement, dated March 13, 2008, by and among Parent, Merger Sub and Mirra.

MISCELLANEOUS

1. Definitions.  All capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

2. Effect.  Except as amended hereby, the Agreement shall remain in full force and effect. It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument shall be deemed to refer to the Agreement as amended hereby.

3. Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

4.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment by signing any of such counterparts. This Amendment may also be executed and delivered by facsimile signature in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signatures on Following Page)

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed by an authorized officer as of the date first above written.

PARENT:	ALLION HEALTHCARE, INC.

By:      /s/ Michael P. Moran
Name:  Michael P. Moran
                                Title:   Chief Executive Officer and President

MERGER SUB:	BIOMED HEALTHCARE, INC.

By:       /s/ Michael P. Moran
Name:  Michael P. Moran
                        Title:   Chief Executive Officer and President

OWNER:	PARALLEX LLC

By:        /s/ Raymond A. Mirra, Jr.
Name :  Raymond A. Mirra, Jr.
Title:     President

STOCKHOLDERS’ REPRESENTATIVE:	RAYMOND A. MIRRA, JR.

  /s/ Raymond A. Mirra, Jr.

MIRRA:	RAYMOND A. MIRRA, JR.

   /s/ Raymond A. Mirra, Jr.

(Signature page to First Amendment to Agreement and Plan of Merger)